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As filed with the Securities and Exchange Commission on September 1, 2004

Registration No. 333-118209

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FOREST OIL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

New York	1311	25-0484900
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1600 Broadway, Suite 2200
Denver, Colorado 80202
(303) 812-1400
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

Newton W. Wilson, III
Senior Vice President, General Counsel & Secretary
Forest Oil Corporation
1600 Broadway, Suite 2200
Denver, Colorado 80202
(303) 812-1400
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies to:

Alan P. Baden
Vinson & Elkins L.L.P.
666 Fifth Avenue
26th Floor
New York, New York 10103
(212) 237-0000
(212) 237-0100 (fax)

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Amount of Registration Fee(1)

8% Senior Notes due 2011	$125,000,000	$15,838*

(1)
Calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

*
See Explanatory Note.

EXPLANATORY NOTE

        This Amendment No. 1 is filed to correct the EDGAR submission header and to submit the balance of the correct registration fee. The EDGAR submission header on the Registration Statement on Form S-4 filed on August 13, 2004 incorrectly stated the maximum aggregate offering price to be $25,000,000 and, as a result, the registration fee paid was $3,168. The correct maximum aggregate offering price is $125,000,000 and the correct registration fee is $15,838. With this Amendment No. 1, Forest Oil Corporation submits an additional $12,670.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 1, 2004.

FOREST OIL CORPORATION
By:	/s/ NEWTON W. WILSON III Newton W. Wilson III Senior Vice President, General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

* (H. Craig Clark)	President and Chief Executive Officer and Director (Principal Executive Officer)	September 1, 2004
* (David H. Keyte)	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 1, 2004
* (Joan C. Sonnen)	Vice President—Controller and Chief Accounting Officer (Principal Accounting Officer)	September 1, 2004
* (Forrest E. Hoglund)	Chairman of the Board of Directors	September 1, 2004
* (William L. Britton)	Director	September 1, 2004
* (Cortlandt S. Dietler)	Director	September 1, 2004
* (Dod A. Fraser)	Director	September 1, 2004

II-4

* (James H. Lee)	Director	September 1, 2004
* (James D. Lightner)	Director	September 1, 2004
* (Patrick R. McDonald)	Director	September 1, 2004

*By:	/s/ NEWTON W. WILSON III Newton W. Wilson III Attorney-in-Fact	September 1, 2004

II-5

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SIGNATURES